UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 20, 2005

INTER-TEL, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	01-10211	86-0220994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 449-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On January 20, 2005, Inter-Tel, Inc. (the “Company”) entered into a Share Purchase Agreement by and among the Company, Inter-Tel Lake Limited, a wholly-owned subsidiary of the Company, Lake Holdings Limited (“Lake”) and certain individuals affiliated with Lake (the “Share Purchase Agreement”). Pursuant to the Share Purchase Agreement, the Company has agreed to acquire from Lake the entire share capital of Lake Communications Limited, Lake Datacomms Limited, Lake Electronic Technologies Limited, Fernway Limited and Winbay Pty Limited (collectively, the “Lake Companies”) for a purchase price of approximately $28 million in cash, subject to adjustment, with up to an additional $17.6 million in cash payable upon the achievement of certain operating performance targets measured from the closing date through the first eighteen (18) months following the date of closing. Of the $28 million payable to Lake upon closing of the transaction, $6 million will be held in an Escrow Account for certain losses or claims made by the Company pursuant to the terms and conditions of the Share Purchase Agreement, and $10.7 million will be used to satisfy certain intercompany indebtedness between Lake and the Lake Companies. The transactions contemplated by the Share Purchase Agreement are subject to certain closing conditions, which if not satisfied within 60 days of the date of entry into this agreement would provide the Company with a right to rescind the agreement.

     Lake is a privately held company headquartered in Dublin, Ireland. For more than a year, Lake has sold certain communications products to the Company in the ordinary course of its business. Except as disclosed in this Form 8-K, there is no material relationship between the Company and Lake.

Item 7.01. Regulation FD Disclosure.

     On January 21, 2005, the Company issued a Press Release announcing Inter-Tel’s entry into the Share Purchase Agreement. The full text of this Press Release is attached to this Current Report as Exhibit 99.1. Pursuant to General Instruction B.2 of Form 8-K, this exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, but is instead “furnished” pursuant to that instruction.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated as of January 21, 2005 (furnished pursuant to Item 7.01)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel, Incorporated
By:	/s/ John L. Gardner
John L. Gardner
Sr. Vice President and General Counsel

Date: January 21, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of January 21, 2005 (furnished pursuant to Item 7.01)

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